Arena Resources, Inc.

PROXY

4920 S. Lewis Avenue, Suite 107

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Tulsa, Oklahoma 74105

The undersigned stockholder of Arena Resources, Inc., a Nevada corporation, hereby constitutes and appoints Stanley M. McCabe and Lloyd T. Rochford, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the Doubletree Hotel, Warren Place, 6110 South Yale, Tulsa , Oklahoma, on Tuesday, December 21, 2004, at 11:00 A..M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.

1.

Election of Directors:

FOR each of the nominees listed below

WITHHOLD AUTHORITY

(except as shown to the contrary below)   ~

to vote for the nominees listed below   ~

Lloyd T. Rochford

Stanley M. McCabe

Charles M. Crawford

Chris V. Kemendo, Jr.

Clayton E. Woodrum

(INSTRUCTION:  To withhold authority to vote for any nominee, write that nominee's name on the space provided below.)

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2.

Amendment of Stock Option Plan:

To amend the Stock Option Plan to increase the number of shares of Common Stock subject to the Plan from 1,000,000 to 1,500,000, and to provide the administrators of the Plan the discretion to accelerate the vesting of outstanding stock options

FOR the amendment   ~

AGAINST the Amendment   ~

3.

In their discretion, upon any other matters as may properly come before the meeting.

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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted FOR management's nominees for director and FOR the amendment to the Stock Option Plan.

The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated December 3, 2004.

Dated:

, 2004

___________________________________________________

___________________________________________________

(Please sign exactly as your name appears at left.  When shares are held in the names of two or more persons, all should sign individually.  Executors, administrators, trustees, etc., should so indicate when signing.  When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS

PROXY CARD PROMPTLY,

USING THE ENCLOSED ENVELOPE.

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